SunTrust Bank
8330 Boone Boulevard
Vienna, VA 22182

SunTrust

March 9, 2005

Mr. Raymond A. Huger
President
Paradigm Solutions Corporation
2600 Tower Oaks Blvd, Suite 500
Rockville, MD 20852

Dear Mr. Huger:

Pursuant to the Letter Agreement from SunTrust Bank (the Bank) to Paradigm Solutions Corporation, a Maryland corporation (the Borrower), dated November 15, 2004, and accepted by the Borrower on November 16, 2004 (as amended from time to time, the Agreement), the Bank agreed to establish a $5,000,000 line of credit for the Borrower (the Line). Capitalized terms used in the Agreement shall have the same meanings when used herein and not otherwise defined.

Pursuant to the provisions of the Agreement, the Borrower is required to maintain at all times (1) Tangible Net Worth of not less than $5,500,000; (2) a ratio of total liabilities to Tangible Net Worth of not more than 2.00 to 1.0; and (3) net income of $1.00 for, among other periods, the fiscal year ending December 31.

Notwithstanding these requirements, the Borrower's financial statements for the period ended December 31, 2004 reflects, as of such date (1) Tangible Net Worth of $1,848,224; (2) a ratio of total liabilities to Tangible Net Worth of 7.51 to 1.0; and (3) a net loss for the fiscal year ending December 31, 2004 of $4,278,285. Each of these constitutes an Event of Default under the Agreement (collectively, the Specified Defaults). Please be advised that the Bank has elected to waive the Specified Defaults. As a part of such waiver, the Borrower agrees to pay to the Bank, on the date hereof, a waiver fee of $5,000, and authorizes the Bank to charge any account of the Borrower maintained with the Bank for the payment of such fee. In addition, the Agreement is hereby amended as follows:

1. The following section captioned Guaranty. is added to the Agreement, immediately following the section captioned Collateral:

> Guaranty. The Indebtedness shall be guaranteed unconditionally, without limitation, and jointly and severally, by Paradigm Holdings, Inc., a ~~Delaware~~ Wyoming corporation (Holdings), and by Paradigm Solutions International, a ~~Delaware~~ Maryland corporation (PSI, and together with Holdings, collectively, the Guarantors, and

each, a Guarantor), pursuant to one or more Guaranties. The Guarantors and the Borrower shall be collectively referred to as the Loan Parties, and each, as a Loan Party.

2. In accordance with the section of the Agreement captioned Covenants, (h) Dividends and Distributions, the Bank confirms, and the Borrower hereby specifically acknowledges and agrees, that the Borrower shall not (1) declare or pay any dividends or make any other payments or distributions to its equity owners (other than reasonable compensation to owners who are employees), including Holdings and PSI, or (2) issue, redeem, repurchase, or retire any of its equity interests or pay any of its Subordinated Debt. The proviso in clause (2) of such section is hereby deleted.

3. In accordance with the section of the Agreement captioned Covenants, (i) Loans and Investments, the Bank confirms, and the Borrower hereby specifically acknowledges and agrees, that the Borrower shall not make or permit to exist any loans to, or debt or equity investments in, acquire all or substantially all of the assets of, or merge or consolidate with any Person, including Holdings and PSI.

4. The section of the Agreement titled Covenants, (j) Financial Covenants is deleted in its entirety and replaced with the following:

(j) Financial Covenants. The Borrower shall maintain at all times (1) Tangible Net Worth of not less than (x) $1,800,000 through and including June 29, 2005 and (y) $1,850,000 beginning on and as of June 30, 2005; and (2) a ratio of total liabilities to Tangible Net Worth of not more than (x) 6.00 to 1.0 through and including June 29, 2005 and (y) 5.50 to 1.0 beginning on and as of June 30, 2005. The Borrower shall achieve minimum quarterly net income of $1.00 for the fiscal quarters of the Borrower ending March 31, 2005, and June 30, 2005.

5. The definition of the term "Applicable Spread" in the Schedule of Definitions to the Agreement is deleted in its entirety and replaced with the following:

"Applicable Spread" means as of the date of the Amendment, 3.50%. Based on the Leverage Ratio in effect on the last day of each fiscal quarter of the Borrower, beginning on March 31, 2005, the Applicable Spread shall be adjusted to the percentage corresponding to the applicable Leverage Ratio, as set forth in the following table:

Leverage Ratio	Applicable Spread
Less than 1.0:1	LIBOR + 1.95%
Greater than or equal to 1.0:1 and less than 2.0:1	LIBOR + 2.25%
Greater than or equal to 2.0:1 and less than 3.5:1	LIBOR + 2.50%
Greater than or equal to 3.5:1 and less than 5.0:1	LIBOR + 3.00%
Greater than or equal to 5.0:1	LIBOR + 3.50%

The Applicable Spread shall be adjusted as of the first day of the calendar month following receipt by the Bank of the Borrower's quarterly financial statements. If such statements are not received within the required time limits, the Applicable Spread shall be equal to the highest percentage until the next adjustment date at the option of the Bank.

The Loan Parties acknowledge and agree that each reference in the Loan Documents to (a) the Agreement shall be deemed to mean the Agreement as amended hereby, and (b) to the Loan Documents shall be deemed to include a specific reference to each Guaranty to which the Guarantors are parties. The Loan Parties acknowledge and agree that each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended hereby. In the event of a conflict between the terms of any Loan Document and the terms hereof, the terms hereof shall control. Except as specifically amended hereby, the terms and provisions of the Loan Documents are ratified and confirmed by the parties hereto in all respects and remain in full force and effect.

All representations and warranties made by the Loan Parties in the Loan Documents are incorporated by reference herein and are deemed to have been repeated as of the date hereof with the same force and effect as if set forth herein, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Bank in accordance with the provisions of the Loan Documents.

Each Loan Party acknowledges and agrees that the limited, express waivers and amendments contained herein shall not constitute a waiver, express or implied, of any other Default, Event of Default, covenant, term or provision of the Agreement or any other Loan Document, nor shall it create any obligation, express or implied, on the part of the Bank to waive, or to consent to any amendment of, any existing or future Default, Event of Default or violation of any covenant, term or provision of the Agreement or any other Loan Document. The Bank shall be entitled to require strict compliance by the Loan Parties with the Agreement and the other Loan Documents notwithstanding the limited, express waivers and amendments contained herein, and nothing herein shall be deemed to establish a course of action or a course of dealing with respect to requests by the Loan Parties for waivers or amendments of any Default, Event of Default, covenant, term or provision of the Agreement or any other Loan Document.

Please acknowledge your understanding and acceptance of the foregoing by signing this letter below and returning it to my attention at your earliest convenience, in any event no later than March 25, 2005.

Sincerely yours,

SunTrust Bank

By: ______________________
Jean M. Cross
Senior Vice President
Technology and Government Division

SIGNATURES ON FOLLOWING PAGE

ACCEPTED AND AGREED: March 12, 2005

Borrower:

Paradigm Solutions Corporation, a Maryland corporation

By: ______________________

Name: Raymond A. Huger

Title: CEO

Guarantors:

Paradigm Holdings, Inc., ~~a Delaware~~ Wyoming corporation (RAH)

By: ______________________

Name: Mark A. Serway

Title: SVP + CFO

Paradigm Solutions International, a ~~Delaware corporation~~ Maryland corporation (RAH)

By: ______________________

Name: Mark A. Serway

Title: SVP + CFO